DISTRIBUTOR AGREEMENT

This Distributor Agreement ("Agreement"), is entered into by and between Comtex News Network, Inc. (Comtex") and DIT Ventures, Inc. (the "Distributor").

1. Definitions

"Information Providers" ("IPs") are third parties from whom Comtex acquires the right to distribute Content. "Content" means all material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, that Comtex obtains from IPs or creates itself. Comtex reserves the right to add or withdraw IPs and items of coverage to or from the Content without notice. "End-User" means each third party to whom Distributor provides the Services as authorized in Exhibit A. "Services" are the electronic information services offered by Distributor that make available the Content, as authorized in Exhibit A.

2. Distribution

a. Grant of Rights; Distribution by Distributor. Subject to the terms and conditions of this Agreement and its Exhibits including the payment provisions in Exhibit A, Comtex grants Distributor a nonexclusive license and right (A) to distribute the Content to End-Users as part of the Services, and (B) to license End-Users to use the Content as authorized by the End-User Agreement. Distributor may retain copies of the Content for thirty (30) days after receipt from Comtex, or such other time period as authorized in Exhibit A. At no charge to Comtex, Distributor shall provide Comtex reasonable access to the Services for the purposes of reviewing Distributor's incorporation of the Content into the Services and evaluating compliance with this Agreement. Before implementing any major changes to the Services, Distributor shall provide notice thereof to Comtex.

b. Notices. Distributor shall cause the Services to display as part of each story that includes Content transmitted by Comtex (A) the copyright notice transmitted therewith indicating that the copyright owner is a Comtex IP or Comtex, (B) the phrase "News Provided by Comtex" (or similar phrase requested by Comtex), (C) the Comtex logo, and (D) an operational link to www.comtexnews.net (or other Comtex World Wide Web site). Such notices shall be conspicuous to the End-User and comply with any further requirements set forth in Exhibit A.

c. Restrictions. Distributor shall not knowingly distribute the Content to any entity (A) for use in print, television or radio news media; (B) for use on any web sites that are pornographic, obscene or defamatory; or (C) that redistributes the Content to its customers, with or without charge. In the event that any unauthorized distribution occurs, Distributor immediately shall notify Comtex and use its best efforts to immediately cease such distribution. Distributor agrees to block and not distribute Content not licensed or authorized for distribution by Distributor.

d. Modifications. Distributor shall not edit, abridge, rewrite, translate or in any other way alter or modify the Content or create any work derived from the Content, except to the minimum extent necessarily incident to forming the look and feel of Distributor's Services and as specifically described in Exhibit A. Further, Distributor acknowledges that Comtex has used its intellectual property to create Content products in the form of CustomWires and Newsroom categories. Further, Distributor acknowledges that for use of the Newsroom categories, the categories must remain whole and complete to maintain their integrity and in order to maintain Comtex' compliance with its obligations to the Information Providers. Distributor is expressly prohibited from disaggregating and/or extracting the stories from Newsroom categories for separate distribution or presentation.

e. Corrections. Upon receipt of notice from Comtex of an error in Content provided Distributor or in the provision of the Services by Distributor to End-Users, Distributor immediately shall (A) consult, if necessary, with Comtex regarding the appropriate correction or other remedy for such error, (B) implement as directed by Comtex such correction or other remedy, such as retracting a story or article or transmitting a correction, and (C) provide Comtex documentation evidencing such correction or other remedy.

f. End-User Agreements. Distributor shall obtain from each End-User, either in writing or via acknowledgment of an electronic form (which acknowledgment can be provided by the End-User's use of Distributor's Services), consent to the terms set forth in Exhibit B (or terms substantially equivalent thereto).

g. Use of Name. Distributor shall name Comtex as one of its content sources in all material (A) provided End-Users about the Service or (B) that identify Distributor's content sources. Distributor agrees~~,~~ that at least ten (10) business days prior to use~~,~~ to submit to Comtex for approval all promotional materials, including press releases and advertisements (whether using print, broadcast or on-line media) that are produced by Distributor and describe the Content or identify Comtex' IPs. Approval of use of such materials shall be deemed granted unless written notice of disapproval is received within five (5) business days.

h. Obligation to Block Content Not Licensed. In the event Distributor is not authorized to distribute all Content transmitted by COMTEX, Distributor agrees to block and not license, transfer, make available or otherwise distribute to End-Users or any other third parties nor use in any manner whatsoever Content Distributor is not authorized to distribute as part of the Services.

3. Terms and Termination

a. Term. The term of this Agreement starts on the date of the last signature to this Agreement and shall remain in effect for two (2) years and shall automatically renew for successive two-year terms unless either party elects not to renew by giving written notice to the other party at least ninety (90) days before the end of the then current term.

b. Suspension. Comtex, in its sole discretion, may immediately suspend delivery of Content to Distributor if (A) the Distributor or its End-Users breach of this Agreement has a reasonable possibility of causing Comtex to breach its agreement with an Information Provider, (B) Distributor either fails to make payments in full in accordance with this Agreement, or (C) Distributor fails to provide Comtex the Usage Tracking Report as required in this Agreement. Comtex shall resume delivery of Content only after Distributor has taken action satisfactory to Comtex to assure that no further breach of this Agreement shall occur.

c. Termination for Breach. If a party materially breaches this Agreement, the other party, after giving the breaching party ten (10) days prior written notice, may terminate this Agreement if the breach remains uncured. In addition, either party may terminate this Agreement if the other party makes a general assignment for the benefit of its creditors, permits the appointment of a receiver for its business or assets, or takes steps to wind down its business.

d. Obligations upon Termination. Upon termination of this Agreement, Distributor shall not distribute or use the Content. Distributor shall (A) within thirty (30) days of termination, pay to Comtex all charges then owed, (B) for the remainder of the then-current term pay to Comtex all Minimums unless termination is due solely to Comtex' material breach of this Agreement, and (C) within fifteen (15) days of termination, deliver to Comtex all hardware owned by Comtex. If such hardware is not returned, Distributor shall pay Comtex the replacement value thereof. Within thirty (30) days of termination, Distributor shall erase and purge the Content from any accessible database and/or storage material. Immediately upon termination Distributor shall return to Comtex all materials proprietary to Comtex or containing Comtex Confidential Information.

e. Audit. No more than once in any six (6) month period, COMTEX or its representative may, during business hours and upon reasonable notice, inspect and audit the relevant books and records of Distributor for the sole purpose of verifying all information related to determining the amounts owed under this Agreement. Such inspection and audit shall be at the expense of COMTEX unless the audit shows an error of ten percent (10%) or more in the calculation of Minimums, Fees and Royalties or Communications Charges, in which case Distributor shall bear the reasonable expense of such inspection and audit. Any deficiency discovered by the audit shall be paid by Distributor to COMTEX within thirty (30) days of COMTEX notifying Distributor of the deficiency, plus interest at the rate of one and one-half percent (1.5%) per month, or at the highest rate allowed by law, whichever is less, from the original Due Date until paid.

4. Confidential Information.

The Receiving Party shall not disclose or otherwise transfer Confidential Information of the Disclosing Party to any third party, without first obtaining the Disclosing Party's consent, and shall take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. "Confidential Information" shall mean: (A) the terms and conditions of this Agreement, any information regarding Comtex' prices, or any information concerning the composition of Comtex' products; (B) with respect to information provided on paper, by facsimile or electronic mail, by any electronic means or by any other medium (collectively "in writing"), by labeling such information as "CONFIDENTIAL INFORMATION" before the information is provided to the other party (the "Receiving Party"); and (C) with respect to information disclosed either verbally or in writing, by notifying the Receiving Party, in writing within thirty (30) days of the disclosure, that the information identified in such notice is designated Confidential Information effective as of the Receiving Party's receipt of such notice. "Confidential Information" shall not include information that (A) is or shall become generally available without fault of the Receiving Party, (B) is in the Receiving Party's possession prior to its disclosure by the Disclosing Party, (C) is independently developed by the Receiving Party, or (D) is rightfully obtained by the Receiving Party from third parties without similar restrictions. This contract, and everything contained herein, is Confidential Information.

5. Further Rights Obligations and Limitations

a. Ownership. This Agreement does not transfer to Distributor or any of its End-Users ownership of the Content.

b. No Warranty. Distributor agrees that the Content and Service is provided by Comtex "AS IS". COMTEX DISCLAIMS ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT, PERFORMANCE OR INABILITY TO PERFORM UNDER THIS AGREEMENT, THE CONTENT, AND EACH PARTY'S COMPUTING AND DISTRIBUTION SYSTEM.

c. Indemnification. Distributor shall indemnify Comtex and its Information Providers against any third party claims and damages, including attorneys' fees and related expenses, arising out of Distributor's breach of this Agreement.

d. Limitation. In no event shall either party be liable to the other for any indirect, special, exemplary or consequential damages, including lost profits, whether arising in contract or tort.

e. Assignment. Distributor may assign this Agreement only with Comtex' written consent.

f. Beneficiaries. The Information Providers may enforce this Agreement to the same extent as Comtex.

6. General Terms

This is the complete and only agreement between the parties. This Agreement and performance hereunder shall be governed by the laws of Virginia without giving effect to conflict of laws principles. Any action or claim related to this Agreement or performance hereunder shall be brought in the courts in Alexandria, Virginia, and each party submits to the jurisdiction of such courts. Notices shall be delivered by hand or U.S. certified mail to the addresses set forth below.

AGREED:

DIT Ventures, Inc., by Comtex News Network, Inc.

9420 Telstar Ave, Suite 211 4900 Seminary Road, Suite 500

El Monte, CA 91731 Alexandria, Virginia 22311

626-279-5217 (fax) 703-820-2005 (fax)

Signature Signature

Kenneth Yeh Deborah Woolum Ikins

Printed Name

President Executive Vice President

Title

Date: Date:

EXHIBIT~~S~~ A - Services, Charges, Payments

1. The Services:

Distributor's web site, www.quote888.com, delivers Chinese financial content to the Chinese Community.

Comtex content will be selected to supplement the site's current Chinese financial content. Comtex shall deliver Content (as noted specifically below) for posting upon Distributor's web site, www.quote888.com. For the months November 2000, December 2000 and January 2001, Distributor may post a maximum of twenty-five (25) stories per day on www.quote888.com. For the months February 2001 forward, Distributor may post a maximum of fifty (50) stories per day on the www.quote888.com web site.

At any time prior to February 1, 2001, effective immediately upon written notice by Distributor, Distributor may increase the maximum number of stories per day that may be posted on the www.quote888.com web site to fifty (50) stories per day. The Quarterly Content Fees, as set forth below, shall be adjusted pro rata to reflect any such increase.

Comtex CustomWires

Business

Finance

International Business

Comtex CustomWire news in the Services will be accessible to End-Users for a period not to exceed one year (1) year ("Archive Length") although, specific Information Providers may require a shorter archive period.

Distributor may translate Comtex Content from certain providers (as specifically noted below) into Chinese with a link to the English text version prominently displayed on the www.quote888.com web site. It is understood by all parties that any liability arising from the translated content is the sole and complete responsibility of the Distributor. Distributor further acknowledges that no proprietary right, title or interest, including copyright, in the English version or translated version of the Content is transferred to Distributor.

Contingent upon Information Provider approval, Distributor may utilize Content from the following providers from Comtex CustomWires and may, where applicable, translate them into Chinese for use only upon the www.quote888.com application as noted above. :

123 Jump

Agencia EFE S.A.

Alestron, Inc.

The Associated Press

Asia Pulse, LTD

Business Wire

Internet Wire

Kyodo News

Market News Publishing

PR Newswire

United Press International

Xinhua News Agency

2. Charges and Payment Terms

Distributor shall pay Comtex any Fees and/or Communication charges as set forth below. Each quarter, Comtex shall provide Distributor an invoice stating the Fees and Communications Charges owed by Distributor to Comtex. Such invoice will be paid within fifteen (15) days of the date of the invoice. Start-Up/Installation Fees shall be due upon contract execution. Distributor shall pay all taxes, other than income and franchise taxes of Comtex, related to this Agreement.

All amounts owed under the terms of this Agreement, and not paid within ten (10) days of the Due Date, shall bear interest at the rate of one and one-half percent (1.5%) per month, or at the highest rate allowed by law, whichever is less, from the Due Date until paid. Distributor's obligation to pay interest to COMTEX on such overdue amounts shall not limit in any way COMTEX' rights under this Agreement. In addition, COMTEX shall be entitled to reimbursement from Distributor for all reasonable costs of collection, including reasonable attorneys' fees and expenses.

Quarterly Content Fees:

First Quarterly Fee: $4,500

Month Fee to Comtex

November 2000 $1,500

December 2000 $1,500

January 2000 $1,500

Successive Quarterly Fees: $6,000

Months Fee to Comtex

February 2001 forward $2,000

Quarterly Communication Charges: $750 Effective November 2000 (Distributor has elected for delivery via FTP Stream at a rate of $250 per month)

A. Start-Up/Installation Fee: $1,250 (Due upon contract execution)

Comtex Integration as well as the Comtex Reader and Comtex Parser are not included in this fee. An additional $ 1,750 fee shall be charged if Distributor elects to utilize Comtex' integration assistance.

Exhibit B -- Comtex End-User Agreement Provisions

1. Ownership. End-User agrees that Comtex News Network ("Comtex") and its information providers retain all proprietary right, title or interest, including copyright, in the stories, articles or other material, including but not limited to text, images, and other multimedia data, that Comtex provides as part of Distributor's Services (the "Content").

2. Restrictions on Use. End-User agrees that it will not copy nor license, sell, transfer, make available or otherwise distribute the Content to any entity or person. End-User shall use its best efforts to stop any such copying or distribution immediately after such use becomes known.

3. No Warranty. The Content is provided "AS IS." Comtex AND ITS INFORMATION PROVIDERS DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT, THE CONTENT AND ALL PERFORMANCE HEREUNDER. Comtex and its information providers make no warranties regarding the completeness, accuracy or availability of the Content.

4. Limitation of Liability. In no event shall Comtex or its information providers be liable to End-User or any other person or entity for any direct, indirect, special, exemplary or consequential damages, including lost profits, arising under this Agreement or from performance thereunder based in contract, negligence, strict liability or otherwise, whether or not they or it had any knowledge, actual or constructive, that such damages might be incurred.

5. Indemnification. End-User shall indemnify and hold harmless Comtex and its information providers against any claim, damages, loss, liability or expense, including attorneys fees, arising out of End-User's use of the Content in any way contrary to this Agreement.

6. Beneficiaries of this Agreement. The rights and limitations in this Comtex End-User Agreement are for the benefit of Comtex and its information providers, each of which shall have the right to enforce its rights hereunder directly and on its own behalf.

Exhibit C - Changes and Other

The parties agree that the following items are supplemental to the terms and conditions contained within the body of this Agreement.

1. 3.b. Terms and Termination: Suspension

Replace the section in its entirety with the following:

"Comtex, in its sole discretion, may immediately suspend delivery of Content to Distributor if (A) the Distributor or its End-Users breach of this Agreement have caused Comtex to breach its agreement with an Information Provider, (B) Distributor either fails to make payments in full in accordance with this Agreement, or (C) Distributor fails to provide Comtex the Usage Tracking Report as required in this Agreement. Comtex shall resume delivery of Content only after Distributor has taken action satisfactory to Comtex to assure that no further breach of this Agreement shall occur."

2. 5.e. Further Rights Obligations and Limitations; Assignment

Replace the section in its entirety with the following:

"Distributor may assign this Agreement only with Comtex' written consent, which consent shall not be unreasonably withheld."

Except as expressly modified by this Exhibit C, all Terms of the Distributor Agreement shall remain in full force and effect.

AGREED

DIT Ventures, Inc. Comtex News Network, Inc.

9420 Telstar Ave, Suite 211 4900 Seminary Road, Suite 500

El Monte, CA 91731 Alexandria, Virginia 22311

626-279-2689 703-820-2005

___________________ ____________________

Signature Signature

Kenneth Yeh Deborah Woolum Ikins

Printed Name Printed Name

President Executive Vice President

Title Title

Date: 10/24/00 Date: 10/24/00